Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of June 1, 2009, by and among TRC Companies, Inc., a Delaware corporation (the “Company”), and the persons executing this Agreement as Purchasers (the “Purchasers”).

WHEREAS, the Company and the other parties hereto wish to provide certain arrangements with respect to the registration of shares of common stock, $0.10 par value, of the Company (the “Common Stock”) under the Securities Act (as defined below);

WHEREAS, the Company and the Purchasers have entered into a Series A Preferred Stock Purchase Agreement, dated as of June 1, 2009 (the “Purchase Agreement”), pursuant to which the Company is issuing and selling to the Purchasers, and the Purchasers are purchasing from the Company, shares of the Company’s Series A Preferred Stock, par value $0.10 per share (the “Series A Preferred Stock”), which are convertible into shares of the Company’s Common Stock;

WHEREAS, it is a condition to the obligations of the Purchasers under the Purchase Agreement that this Agreement be executed by the parties hereto, and the parties are willing to execute this Agreement and to be bound by the provisions hereof; and

NOW THEREFORE, for good and valuable consideration; the receipt and adequacy of which is hereby acknowledged by the parties, the parties hereby agree as follows:

1.           Certain Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

“Common Stock” shall have the meaning set forth in the preamble hereof.

“Company” shall have the meaning set forth in the preamble hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

 “Purchase Agreement” shall have the meaning set forth in the preamble hereof.

“Purchaser Permitted Transferee” shall mean any affiliate of a Purchaser or any entity or investment vehicle, including a partnership, in which a Purchaser and/or its affiliates has a majority economic interest or which is managed by a Purchaser or any of its affiliates.

“Purchasers” shall have the meaning set forth in the preamble hereof.

“Registrable Stock” shall mean (i) all shares of Common Stock issued or issuable upon the conversion of the Series A Preferred Stock (or other equity securities issued or issuable directly or indirectly with respect to such shares of Common Stock by way of conversion or exchange thereof or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation or other reorganization) and (ii) all other shares of Common stock held by Purchasers or Purchaser Permitted Transferees, excluding shares of Common Stock (or such other equity securities) which (a) have been registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them, or (b) have been publicly sold pursuant to Rule 144 under the Securities Act; provided, however, that such shares shall cease to be Registrable Stock when they are able to be sold by the holder thereof pursuant to Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2 and 3, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars and costs of insurance but excluding any Selling Expenses.

“SEC” shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

“Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Stock.

“Series A Preferred Stock” shall have the meaning set forth in the preamble hereof.

“Standstill Notice” shall have the meaning set forth in Section 4(e).

2.           Demand Registration Rights.

(a)  At any time following the date which is eighteen (18) months after the date hereof, if the Company is eligible to use a registration statement on Form S-3 (or any successor short-form registration statement), the holders of Registrable Stock shall have the right by delivering a written request to the Company to require the Company to register under the Securities Act all or any portion of the shares of Registrable Stock held by such requesting holder or holders for sale in the manner specified in such request; provided that the aggregate offering price, as such amount is determined on the cover page of the registration statement, shall not be less than $2,500,000.  Such request shall specify the intended method of disposition thereof by such holder or holders, including whether (i) the registration requested is for an underwritten offering or (ii) the registration statement covering such Registrable Stock shall be a “shelf” and provide for the sale by the holder or holders thereof of the Registrable Stock from time to time on a delayed or continuous basis under Rule 415 under the Securities Act.  In the event that any registration pursuant to this Section 2 shall be, in whole or in part, an underwritten public offering of Registrable Stock, the number of shares of Registrable Stock to be included in such an underwriting to be sold for the account of the requesting holders may be reduced (pro rata among the requesting holders based upon the number of shares of Registrable Stock requested to be so registered) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold thereby.  The Company shall not include in any registration pursuant to this Section 2 any securities to be sold for the account of the Company or any persons other than the holders of Registrable Stock without the prior written consent of the holders of Registrable Stock requesting the registration.

(b)  Following receipt of any request under this Section 2, the Company shall, within ten (10) days of receipt of such written request, notify all holders of Registrable Stock from whom notice has not been received and such holders may elect by notice given to the Company within ten (10) days following receipt of the Company notice to include shares of Registrable Stock held by such holders in such registration.  The Company shall use its commercially reasonable best efforts to effect, as soon as practicable, the registration under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from requesting holders, the number of shares of Registrable Stock specified in such notices.  If such method of disposition shall be an underwritten public offering, the holders of a majority of the shares of Registrable Stock to be sold in such offering may designate the managing underwriter of such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed.  The Purchasers shall have an unlimited number of demand registrations pursuant to this Section 2; provided, however, that the Company shall not be obligated to effect more than two such registrations in any twelve month period; and provided, further, that such obligation shall be deemed satisfied only when a registration statement covering all shares of Registrable Stock specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective.

(c)  From and after the date hereof, the Company shall use its commercially reasonable best efforts to qualify under the provisions of the Securities Act, and thereafter, to continue to qualify at all times, for registration on Form S-3 or any successor thereto.

(d)  The Company may postpone for a period of up to sixty (60) days the filing of any registration requested pursuant to this Section 2 if the Board of Directors of the Company in good faith determines that such registration would require the public disclosure of any material non-public information relating to any plan, proposal or agreement by the Company with respect to any financing, acquisition, recapitalization, reorganization or other material transaction, the disclosure of which would be materially adverse to the Company’s ability to effect such plan, proposal or agreement if made at such time; provided, however, that the Company may not exercise such right of postponement more frequently than twice in any 12 month period and shall not register any securities for its own account or that of any other stockholder during such sixty (60) day period (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Stock for sale to the public).

3.           Piggyback Registration Rights.  If the Company at any time following the date which is eighteen (18) months after the date hereof proposes to register any of its securities under the Securities Act for sale to the public (other than pursuant to Section 2), whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Stock for sale to the public), each such time it will give prompt written notice to all holders of outstanding Registrable Stock of its intention to do so (but in no event less than ten (10) days prior to the anticipated filing date).  Upon the written request of any such holder, received by the Company within ten (10) days after the giving of any such notice by the Company, to register any of its Registrable Stock, the Company will use its commercially reasonable best efforts to cause the Registrable Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition by the holder of such Registrable Stock so registered.  In the event that any registration pursuant to this Section 3 shall be, in whole or in part, an underwritten public offering of Registrable Stock, the number of shares of Registrable Stock to be included in such an underwriting may be reduced if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein.  In the event that the managing underwriter on behalf of all underwriters limits the number of shares to be included in a registration pursuant to this Section 3, or shall otherwise require a limitation of the number of shares to be included in the registration, then the Company will include in such registration:

(i)         first, securities proposed by the Company to be sold for its own account;

(ii)        second, shares of Registrable Stock requested to be included by holders pursuant to this Section 3 (pro rata among the requesting holders based on the number of shares of Registrable Stock requested to be so registered);

(iii)       third, securities requested to be included by any other holders,

Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 3 without thereby incurring any liability to the holders of Registrable Stock.

4.           Registration Procedures.  If and whenever the Company is required by the provisions of Sections 2 or 3 to use its commercially reasonable best efforts to effect the registration of any shares of Registrable Stock under the Securities Act, the Company will, as expeditiously as possible:

(a)        prepare and promptly (and in any event within twenty (20) days after the request for registration has been delivered to the Company pursuant to Section 2), file with the SEC a registration statement with respect to such securities, make all required filings with the National Association of Securities Dealers and the Financial Industry Regulatory Authority and use its commercially reasonable best efforts to cause such registration statement to become  effective as soon as reasonably practicable and to remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided) or in the case of a registration requested to be a “shelf,” until all Registrable Stock covered by such registration statement has been sold, or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144, and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 (including re-filing any “shelf” registration statement upon its expiration);

(b)        prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Stock covered by such registration statement in accordance with the holders’ intended method of disposition set forth in such registration statement for such period;

(c)        furnish to each holder of Registrable Stock and to each underwriter such number of copies of the registration statement, each amendment and supplement thereto and the prospectus included therein (including each preliminary prospectus), all exhibits and other documents filed therewith and such other documents, including transmittal letters and other correspondence to or received from the SEC or any other governmental entity relating to such offer as such holders or the managing underwriter of such offering may reasonably request in order to facilitate the public sale or other disposition of the Registrable Stock covered by such registration statement;

(d)        register or qualify the Registrable Stock covered by such registration statement under the securities or “blue sky” laws of such jurisdictions as the holders of Registrable Stock or, in the case of an underwritten public offering, the managing underwriter reasonably shall request; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e)        notify each holder of Registrable Stock included in such registration statement and the managing underwriter, if any, in writing (a “Standstill Notice”) upon the occurrence of any event or development as a result of which the prospectus included in the registration statement, as then in effect, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and as promptly as practicable, prepare, file and furnish to such holders a reasonable number of copies of a supplement or amendment to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; provided, however, that the Company may delay preparing, filing and distributing any such supplement or amendment if the Board of Directors of the Company in good faith determines that such supplement or amendment would require the public disclosure of any material non-public information relating to any plan, proposal or agreement by the Company with respect to any financing, acquisition, recapitalization, reorganization or other material transaction, the disclosure of which would be materially adverse to the Company’s ability to effect such plan, proposal or agreement if made at such time; and provided, further, that such delay shall not extend for a period of more than 45 days without the written consent of the holders of a majority of the Registrable Stock included in the registration statement, and the Company shall not exercise such right more than once during any 12-month period;

(f)         in connection with the preparation and filing of each registration statement registering Registrable Stock under the Securities Act, and before filing any such registration statement or any other document in connection therewith, give the participating holders and their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, each amendment thereof or supplement thereto and any related underwriting agreement or other document to be filed, and give each of the aforementioned persons such access to its books and records, including all financial and other records, pertinent corporate documents and properties of the Company, and such opportunities to discuss the business of the Company with its officers, directors and employees and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders, underwriters, counsel or accountants, to conduct a reasonable investigation within the meaning of the Securities Act; and

(g)        notify each seller of Registrable Stock covered by such registration statement and the managing underwriter, if any, (i) when such registration statement or the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to such registration statement or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for any such purposes and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Stock for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;

(h)        cause or Registrable Stock to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(i)         enter into customary agreements, including underwriting agreements, and take all such other customary actions as the requesting holders or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Stock, including making members of management and executives of the Company available to participate in “road show”, similar sales events and other marketing activities; provided that the Company shall not be required to make members of management and executives of the Company so available for more than five (5) consecutive days or more than ten (10) days in any three hundred sixty five (365) day period;

(j)         in the case of certificated Registrable Stock, cooperate with the sellers of such Registrable Stock and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Stock to be sold after receiving written representations from each seller that the Registrable Stock represented by the certificates so delivered by such seller will be transferred in accordance with the registration statement and enable such Registrable Stock to be in such denominations and registered in such names as the sellers or managing underwriter, if any, may request at least two (2) days prior to any sale of Registrable Stock;

(k)        in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or ceasing trading of any securities included in such registration statement for sale in any jurisdiction, promptly obtain the withdrawal of such order;

(l)         obtain one (1) or more comfort letters, addressed to the underwriters, if any, dated the effective date of such registration statement and the date of the closing under the underwriting agreement for such offering, signed by the Company’s independent public accountants (and if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the registration statement) in customary form and covering such matters of the type customarily covered by comfort letters as such underwriters shall reasonably request;

(m)       provide legal opinions of the Company’s counsel, addressed to the underwriters, if any, dated the date of the closing under the underwriting agreement, with respect to the registration statement, each amendment and supplement thereto (including the preliminary prospectus) and such other documents relating thereto as the underwriter shall reasonably request in customary form and covering such matters of the type customarily covered by legal opinions of such nature; and

(n)        otherwise use its commercially reasonable best efforts to comply with the Securities Act, the Exchange Act and any other applicable rules and regulations of the SEC, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months after the effective date of such registration statement, which earning statement shall satisfy Section 11(a) of the Securities Act and any applicable regulations thereunder, including Rule 158.

In connection with each registration hereunder, the holders of Registrable Stock will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

5.           Expenses.  The Company will pay all Registration Expenses.  All Selling Expenses shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers as they may agree.

6.           Indemnification and Contribution.  (a)  In the event of a registration of any of the Registrable Stock under the Securities Act pursuant to Sections 2 or 3, the Company will indemnify and hold harmless each seller of Registrable Stock thereunder, each underwriter of such Registrable Stock thereunder and each other person, if any, who controls or is alleged to control such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Stock was registered under the Securities Act pursuant to Sections 2 or 3, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arises out of or are based upon any violation or alleged violation of any federal, state or other law, rule or regulation relating to any action or inaction in connection therewith, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable to any such indemnitee if and to the extent that any such loss, claim, damage or liability arises solely out of or is based solely upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information with respect to such indemnitee furnished by such indemnitee in writing specifically for use in such registration statement or prospectus.  The indemnities of the Company contained in this Section 6 shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive any transfer of Registrable Stock.

(b)  In the event of a registration of any of the Registrable Stock under the Securities Act pursuant to Sections 2 or 3, each seller of such Registrable Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Stock was registered under the Securities Act pursuant to Sections 2 or 3, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises solely out of or is based solely upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; and provided, further, however, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the net proceeds received by such seller from the sale of Registrable Stock covered by such registration statement (after deduction of all underwriters’ discounts and commissions and all other expenses paid by such seller in connection with the registration in question).  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, underwriter or controlling person and shall survive any transfer of Registrable Stock.

(c)  Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 6 and shall only relieve it from any liability which it may have to such indemnified party under this Section 6 if and to the extent the indemnifying party is prejudiced by such omission.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 6 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.  No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, includes only money damages (as opposed to equitable relief) and does not include any statement as to the fault or culpability of such indemnified party.

(d)  In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registrable Stock exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 6; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the aggregate public offering price of its Registrable Stock offered by the registration statement bears to the aggregate public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the net proceeds received by it from the sale of all such Registrable Stock offered by it pursuant to such registration statement (after deduction of all underwriters’ discounts and commissions and all other damages and expenses paid by such seller in connection with the registration in question); and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

7.           Changes in Common Stock.  If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

8.           Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Stock to the public without registration, the Company agrees to:

(a)        make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b)        use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)        furnish to each holder of Registrable Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such holder to sell any Registrable Stock without registration.

9.           Miscellaneous.

(a)        Successors and Assigns.  All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of Registrable Stock), whether so expressed or not; provided, however, that the rights conferred herein on the holders of Registrable Stock to require the registration of shares of Registrable Stock shall only inure to the benefit of a transferee of or Registrable Stock if (i) there is transferred to such transferee shares representing at least one percent (1%) of the outstanding shares of Registrable Stock or (ii) such transferee is a Purchaser Permitted Transferee or a partner, shareholder or affiliate of a party hereto.  The holder shall give the Company written notice at the time of or within a reasonable time after such transfer or assignment, stating the name and address of such transferee or assignee and identifying the Registrable Stock with respect to which registration rights are being transferred or assigned.  Transfer of registration rights to a Purchaser Permitted Transferee or to a partner, member or shareholder of any Purchaser will be without restriction as to minimum shareholding.   Any transferee to whom rights under this Agreement are transferred shall (i) as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon holders under this Agreement to the same extent as if such transferee were a holder under this Agreement and (ii) be deemed to be a holder hereunder.

(b)        Notices.  All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, by overnight express courier or mailed by certified or registered mail, return receipt requested, addressed as follows:

(i)         if to the Company or any Purchaser, at the address of such party set forth in the Purchase Agreement;

(ii)        if to any subsequent holder of Registrable Stock, to it at such address as may have been furnished to the Company in writing by such holder;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Registrable Stock) or to the holders of Registrable Stock (in the case of the Company) in accordance with the provisions of this paragraph.

(c)        Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of law principles.

(d)        Amendments, Waivers and Consents.  This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and the holders of at least fifty percent (50%) of the outstanding shares of Registrable Stock; provided, however, that, without a holder’s consent, any such amendment or waiver shall not treat such holder differently from any other holder.  The Company shall deliver copies of such consent to any holders who did not execute the same.  Neither this Agreement, nor any provision hereof, may be changed, waived, discharged or terminated orally or by course of dealing, but only by an instrument in writing.

(e)        No Waivers.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(f)         Headings.  The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

(g)        Counterparts.  This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(h)        Cumulative Remedies.  None of the rights, powers or remedies conferred upon the Purchasers on the one hand or the Company on the other hand shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

(i)         Jurisdiction.  Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the Borough of Manhattan in the State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9(b) shall be deemed effective service of process on such party.

(j)         Severability.  If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

(k)        WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the day and year first above written.

THE COMPANY:

TRC COMPANIES, INC.

By:	/s/ Christopher P. Vincze
Name: Christopher P. Vincze
Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the day and year first above written.

THE PURCHASERS:

FEDERAL PARTNERS, L.P.
By: Ninth Floor Corporation, its General Partner

By:	/s/ Stephen M. Duff
Name: Stephen M. Duff
Title: Chief Investment Officer

/s/ Edward Jepsen
Edward Jepsen

IAT REINSURANCE COMPANY, LTD

By:	/s/ Peter R. Kellogg
Name: Peter R. Kellogg
Title: President

/s/ Peter R. Kellogg
Peter R. Kellogg

BERMUDA PARTNERS

By:	/s/ Peter R. Kellogg
Name: Peter R. Kellogg
Title: Partner

NON-MARITAL TRUST F/B/O PETER R. KELLOGG
U/W/O JAMES C. KELLOGG, III

By:	/s/ Peter R. Kellogg
Name: Peter R. Kellogg
Title: Trustee and Not Individually

Signature Page to Registration Rights Agreement